UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 28, 2008
(August 27, 2008)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 8.01 Other Events.
     On August 27, 2008, Quanta Services, Inc. (“Quanta”) issued a notice of redemption to redeem all of its outstanding 4.50% Convertible Subordinated Debentures due 2023 (the “Debentures”), which were issued pursuant to an Indenture dated as of October 17, 2003 (the “Indenture”) between Quanta and Wells Fargo Bank, National Association, as trustee. The aggregate principal amount of the outstanding Debentures is approximately $269.98 million. The Debentures will be redeemed on October 8, 2008 (the “Redemption Date”) at a redemption price of 100% of the principal amount of the Debentures (the “Redemption Price”), plus accrued and unpaid interest to, but not including, the Redemption Date.
     Pursuant to the terms of the Indenture and instead of receiving the Redemption Price, each of the holders of the Debentures have the right, at its option, to convert all or a portion of the principal amount of the Debentures into shares of Quanta’s common stock (“Common Stock”) at a conversion rate of 89.7989 shares of Common Stock for each $1,000 principal amount of Debentures converted, which is equivalent to a conversion price of $11.14 per share. If a holder of the Debentures elects to exercise this option, the holder must deliver a conversion notice to the trustee before 5:00 pm CDT on October 6, 2008.
     On August 27, 2008, Quanta issued a press release announcing its issuance of the notice of redemption of the Debentures. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Each of the holders of the Debentures also has the right to require Quanta to repurchase all or a portion of its Debentures for cash on October 1, 2008 (the “Repurchase Date”). The repurchase price is equal to 100% of the principal amount of the Debentures surrendered for repurchase, plus accrued and unpaid interest to, but not including, the Repurchase Date. As a result of this repurchase right, Quanta reclassified the aggregate principal amount of the outstanding Debentures into a current obligation on October 1, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated August 27, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 28, 2008

QUANTA SERVICES, INC.
By:	/s/ Tana L. Pool
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated August 27, 2008